                            OHIO CASUALTY CORPORATION


                                       and


                      FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                  Rights Agent

                              ---------------------


                      Amended and Restated Rights Agreement


                          Dated as of February 19, 1998


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
                                TABLE OF CONTENTS
                                -----------------

Section                                                                  Page
-------
   1       Certain Definitions                                             2
   2       Appointment of Rights Agent                                    11
   3       Issue of Rights Certificates                                   13
   4       Form of Rights Certificates                                    17
   5       Countersignature and Registration                              18
   6       Transfer, Split Up, Combination and Exchange of
           Rights Certificate; Mutilated, Destroyed, Lost
           or Stolen Rights Certificates                                  20
   7       Exercise of Rights; Purchase Price; Expiration
           Date of Rights                                                 21
   8       Cancellation and Destruction of Rights Certificates            26
   9       Reservation and Availability of Common Stock                   26
  10       Common Stock Record Date                                       29
  11       Adjustment of Purchase Price, Number and Kind
           of Shares or Number of Rights                                  30
  12       Certificate of Adjusted Purchase Price or
           Number of Shares                                               49
  13       Consolidation, Merger or Sale or Transfer of
           Assets or Earning Power                                        49
  14       Additional Covenants                                           55
  15       Fractional Rights and Fractional Shares                        56
  16       Rights of Action                                               59
  17       Agreement of Rights Holders                                    60
  18       Rights Certificate Holder Not Deemed a Shareholder             61

  19       Concerning the Rights Agent                                    62
  20       Merger or Consolidation or Change of Name of Rights Agent      63
  21       Duties of Rights Agent                                         64
  22       Change of Rights Agent                                         69
  23       Issuance of New Rights Certificates                            72
  24       Redemption and Termination                                     72
  25       Notice of Certain Events                                       75
  26       Notices                                                        77
  27       Supplements and Amendments                                     78
  28       Determination and Actions by the Board of
           Directors, etc.                                                79
  29       Successors                                                     81
  30       Benefits of this Agreement                                     81
  31       Severability                                                   81
  32       Governing Law                                                  82
  33       Counterparts                                                   83
  34       Descriptive Headings                                           83


Exhibit A -- Form of Rights Certificate                                  A-1

Exhibit B -- Form of Summary of Rights                                   B-1

                       AMENDED AND RESTATED RIGHTS AGREEMENT
                       -------------------------------------


              This Amended and Restated Rights Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").


                                 W I T N E S S E T H
                                 - - - - - - - - - -

              WHEREAS, on December 15, 1989, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each Common Share, par value Twelve and One-Half Cents ($ .125) per share, of the Company ("Common Stock") outstanding on December 29, 1989 (the "Record Date"), and contemplated the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right representing initially the right to purchase one share of Common Stock of the Company, upon the terms and subject to the conditions set forth in the Rights Agreement, dated as of December 15, 1989, between the Company and First Chicago Trust Company of New York, as the successor Rights Agent to Mellon Bank, N.A., as amended and supplemented on February 20, 1990, October 17, 1990, April 1,

1994 and June 8, 1995 (the "Prior Rights Agreement") (such Rights being herein referred to as the "Rights");
               WHEREAS, in connection with a two-for-one share split, the Board of Directors of the Company in April, 1994 amended the Prior Rights Agreement and the Rights so that each outstanding share of Common Stock following such share split (including each new share of Common Stock issued pursuant to such share split) will be accompanied by one-half of one Right, subject to later adjustment; and
               WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its shareholders to amend and restate in its entirety the Prior Rights Agreement as set forth herein and the Rights henceforth so governed by the terms and subject to the conditions set forth herein.
               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
               Section 1.  Certain Definitions.
                           --------------------  For purposes of this
Agreement, the following terms have the meanings indicated:
                    (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all

Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of the Board of Directors of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any subsidiary of the Company (as such term is hereinafter defined), (iii) any employee benefit plan of the Company or any of its subsidiaries, (iv) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such employee benefit plan or (v) Joseph L. Marcum or any Affiliate or Associate of Joseph L. Marcum. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the shares of Common Stock of the Company then outstanding; provided,
                                                                    --------
however,
------- that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and while such
                                        3

Person is a Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Further notwithstanding the first sentence of this paragraph (a), no Person nor any Affiliate or Associate of any such Person shall become an "Acquiring Person" as a result of such Person receiving Common Stock of the Company as a result of a gift or by bequest or inheritance, or by operation of law upon the death of any Person (an "exempt transfer"), which exempt transfer increases the proportionate number of shares beneficially owned by such Person to 20% or more of the shares of Common Stock of the Company then outstanding; provided, however,
                          --------  ------- that if a Person shall become the
Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding by reason of any such exempt transfer and shall, after such exempt transfer and while such Person is a Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding, become the Beneficial Owner of any additional shares of Common Stock of the Company other than by virtue of further such exempt transfers, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.
      (b)   (1)   The term "Affiliate" shall have the meaning
ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided, however,
                                      --------  ------- that no employee
benefit plan or similar plan of the Company or of any subsidiary of the Company shall be deemed an Affiliate or Associate of any Person by reason of such Person serving as a trustee, administrator or fiduciary of such plan or as a member of any board, committee or group administering, supervising or managing any such plan.
             (2)   The term "Associate," when used herein to
indicate a relationship with a specified Person, shall mean (1) any corporation or organization (other than the Company or a subsidiary of the Company) of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class or equity securities, (2) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person who has the same home as such Person; provided, however,
-------- ------- that no employee benefit plan or similar plan of the Company or of any subsidiary of the Company shall be deemed an Associate of any Person by reason of such Person serving as a trustee, administrator or fiduciary of such plan or as a member of any board, committee or group administering, supervising or managing any such plan.
      (c)   A Person shall be deemed the "Beneficial Owner"
of, and shall be deemed to "beneficially own," any securities:
                 (i)   which such Person or any of such
            Person's Affiliates or Associates beneficially
            owns, directly or indirectly; provided,however,
                                          -------- -------
            that securities held for, by, or on behalf of, any employee benefit plan or similar plan of the Company or of any subsidiary of the Company shall not be deemed beneficially owned, directly or indirectly, by any Person unless such Person is a participant in such plan and then shall be deemed beneficially owned by such Person only to the extent of such Person's vested ownership interest in such securities;
                 (ii)   which such Person or any of
            such Person's Affiliates or Associates has
            (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise;
            provided, however,
            -------- ------- that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's

            Affiliates or Associates until such tender
            securities are accepted for purchase or
            exchange; or (B) the right to vote pursuant to
            any agreement, arrangement or understanding
            (whether or not in writing); provided, however,
                                         --------  -------
            that a Person shall not be deemed the
            "Beneficial Owner" of, or to "beneficially
            own," any security under this clause (B) if the
            agreement, arrangement or understanding to vote
            such security (1) arises from a revocable proxy
            given in response to a public proxy or consent
            solicitation made pursuant to, and in
            accordance with, the applicable rules and
            regulations of the Exchange Act and (2) is not
            also then reportable by such person on
            Schedule 13D under the Exchange Act (or any
            comparable or successor report) or if the right
            to vote results from such Person or any of such
            Person's Associates or Affiliates serving as a
            trustee, administrator or fiduciary of any
            employee benefit plan or similar plan of the
            Company or any of its
            subsidiaries or as a member of any board,
            committee or group administering, supervising
            or managing any such plan; or
                  (iii)  which are beneficially owned,
            directly or indirectly, by any other Person (or
            any Affiliate or Associate thereof) with which
            such Person or any of such Person's Affiliates
            or Associates has any agreement, arrangement or
            understanding (whether or not in writing)
            (other than customary agreements with and
            between underwriters and selling group members
            with respect to a bona fide public offering of
            securities), for the purpose of acquiring,
            holding, voting (except pursuant to a revocable
            proxy as described in clause (B) of
            subparagraph (ii) of this paragraph (c)) or
            disposing of any securities of the Company;
            provided, however,
            --------  ------- that a Person shall not be
            deemed a "Beneficial Owner" of, or to
            "beneficially own" any security under this
            subparagraph (iii) if the agreement,
            arrangement or understanding
            arises out of such Person or any of such
            Person's Affiliates or Associates serving as a
            trustee, administrator or fiduciary of any
            employee benefit plan or similar plan of the
            Company or any of its subsidiaries or as a
            member of any board, committee or group
            administering, supervising or managing any such
            plan.
      (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York, Ohio or
New Jersey are authorized or obligated by law or executive order to close.
      (e)   "Close of business" on any given date shall mean 5:00 p.m.,
City of New York, New York time, on such date; provided, however, that
                                               --------  -------
if such date is not a Business Day it shall mean 5:00 p.m., City of New
York, New York time, on the next succeeding Business Day.
      (f) "Common Stock" shall mean the Common Shares, par value $ .125 per share, of the Company, except that "Common Stock" when used with reference to stock issued by any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.
       (g) "Person" shall mean any individual, firm, corporation, partnership or other entity.
       (h) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
       (i) A "subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.
       (j) "Voting Power" shall mean the voting power of all securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.
     Anything contained in this Section 1 or elsewhere in this Agreement to the contrary notwithstanding, neither First Financial Bancorp., Hamilton, Ohio, or any successor thereto ("First Financial") nor any officer, director, employee,

Affiliate (including First National Bank of Southwestern Ohio) or Associate of First Financial or of any Affiliate of First Financial shall be deemed a "Beneficial Owner" of, or to "beneficially own," any shares of Common Stock which are held by First Financial or any of its Affiliates (including First National Bank of Southwestern Ohio) in a fiduciary or custodial capacity, provided, however, that any such Person shall be deemed a "Beneficial Owner" of any such shares of Common Stock as to which such Person has an actual economic ownership interest.
     Any determination of any fact or matter required by the
definitions contained in this Section 1 shall be made by the Board of Directors of the Company in their good faith judgment, which determination shall be final and binding on the Rights Agent and all holders of the Rights.
               Section 2.  Appointment of Rights Agent.
                           ----------------------------  The Company hereby
appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine.
                Section 3.  Issue of Rights Certificates.
                            -----------------------------
                     (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date and time as may be determined by action of the Board of Directors prior to such Person becoming an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or a subsidiary for or pursuant to the terms of any such plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer which would result in such Person becoming an Acquiring Person (the earlier of such times described in (i) and (ii) above being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock

(which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company); provided, however, that if a tender or exchange offer is terminated prior to the occurrence of the Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one-half of one Right to purchase one share of Common Stock (subject to later adjustment) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.
                     (b) With respect to certificates for the Common Stock outstanding as of the date of this Agreement, until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the Rights will be evidenced by such certificates for the Common Stock and the registered holders of Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the date of this Agreement (including transfer to the Company) shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Upon the request of the holder of any shares of Common Stock or, after the Distribution Date, the holder of any Rights Certificates, the Company shall, at its expense, provide a copy of the Summary of Rights in the form attached hereto as Exhibit B.
                     (c) Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock or certificates issued upon exercise of options) after the date of this Agreement, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend (or a similar legend):

                     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement, dated as of February 19, 1998 (the "Rights Agreement"), between Ohio Casualty Corporation and the Rights Agent thereunder, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Ohio Casualty Corporation. Under certain circumstances as set forth in the Amended and Restated Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Ohio Casualty Corporation will mail to the holder of this certificate a copy of the Amended and Restated Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Amended and Restated Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in the Amended and Restated Rights Agreement.

With respect to such certificates containing the foregoing legend (or the legend provided for in the Prior Rights Agreement), until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. In the event that the Company purchases or acquires any shares of

Common Stock prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which is no longer outstanding.
               Section 4.  Form of Rights Certificates.
                           ----------------------------
                    (a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 23 hereof, the Rights Certificates, whenever distributed, on their face shall entitle the holders thereof, subject to the terms and conditions of this Agreement, to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the

"Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.
                    (b)   Any Rights Certificate issued pursuant to
Section 3(a) hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Rights Certificate issued pursuant to
Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:
                THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFI-
                CATE WERE ISSUED TO A PERSON WHO WAS AN
                ACQUIRING PERSON OR AN AFFILIATE OR AN ASSO-
                CIATE OF AN ACQUIRING PERSON.  THIS RIGHTS
                CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY
                MAY BECOME VOID TO THE EXTENT PROVIDED BY, AND
                UNDER CERTAIN CIRCUMSTANCES AS SPECIFIED IN,
                SECTION 7(e) OF THE RIGHTS AGREEMENT.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.
               Section 5. Countersignature and Registration. ---------------------------------- The Rights
Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President,
either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
                Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced by each of the Rights Certificates and the date of each of the Rights Certificates.
                Section 6.  Transfer, Split Up, Combination and Exchange of
                            -----------------------------------------------
Rights Certificates; Mutilated, Destroyed, Lost or
--------------------------------------------------
Stolen Rights Certificates.
---------------------------
                             Subject to the provisions of Section 15 hereof,
at any time after the Distribution Date, and at or prior to the Final Expiration Date (as hereinafter defined) (or earlier redemption, expiration or termination of the Rights), any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.
               Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.
               Section 7.  Exercise of Rights; Purchase Price; Expiration Date
                           ---------------------------------------------------
of Rights.
----------
                   (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock (or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on December 15, 2009 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in
Section 24 hereof (such earlier time being herein referred to as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provision of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.
                        (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall be Two Hundred Fifty Dollars ($250.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
                        (c) Upon receipt of a Rights Certificate repre-senting exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check, money order or bank draft payable to the order of the Company, the Rights Agent shall, subject to
Section 21(k), thereupon promptly (i) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue other securities of the Company, the Company will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate. In addition, in the case of an exercise of the Rights by a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights Certifi-cate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by Section 11(a)(ii).
                        (d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15 hereof.
                        (e) Notwithstanding anything in this Agreement to the contrary, if an Acquiring Person or an Associate or Affiliate of an Acquiring Person engages in or there occurs one or more of the events or transactions set forth in Section 11(a)(ii) or Section 13(a) on or after the time the Acquiring Person became such, then any Rights that are or were on or after the earlier of the Distribution Date or the Stock Acquisition Date beneficially owned by any Acquiring Person or any Associate or Affiliate of an Acquiring Person shall become void with respect to the rights provided under
Section 11(a)(ii) and Section 13(a) and any holder of such Rights shall thereafter have no right to exercise such Rights under the provisions of
Section 11(a)(ii) and Section 13(a).
                         (f)   Notwithstanding anything in this Agreement to
the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall
                                      25
have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.
                Section 8.  Cancellation and Destruction of Rights
                            ---------------------------------------
Certificates.
------------- All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
                 Section 9.  Reservation and Availability of Common Stock.
                             ---------------------------------------------
The Company covenants and agrees that it will cause to be
reserved and kept available out of its authorized and unissued shares of Common Stock, or any authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in Section 11, shall so reserve and keep available a sufficient number of shares of Common Stock (and/or other securities), to the extent available under applicable law, which may be required to permit the exercise in full of the Rights pursuant to this Agreement.
                 The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.
                 The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates for the Common Stock in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.
                 The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights provided by Section 11(a)(ii) or the redemption of the Rights in accordance with Section 24. The Company will also take such action as may be appropriate under the blue sky laws of the various states.
                Section 10.  Common Stock Record Date.
                             -------------------------  Each person in whose
name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly and properly presented and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however,
                                     --------  ------- that if the date of
such presentation and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
                Section 11.  Adjustment of Purchase Price, Number and Kind of
                             ------------------------------------------------
Shares or Number of Rights.
--------------------------- The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
                    (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock,
                    (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in
                    Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, he would have owned upon such exer-cise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.
                    If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).
                         (ii) Subject to Section 24 of this Agreement,
                    in the event that any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, except as provided in Section
                    7(e) hereof, shall, for a period of 60 days commencing on the later of (i) the eleventh Business Day after the Stock Acquisition Date and (ii) the first date following the effective date of an appropriate registration statement pursuant to Section 9, have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of shares of Common Stock previously subject to the Right, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Common Stock for which a Right is then exercisable and dividing that product by (y)

                    50% of the current market price per one share of Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of the event set forth above in this subparagraph (ii) giving rise to the rights under
                    Section 11(a)(ii)) (such number of shares being
                    referred to as the "number of Adjustment Shares"); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply
                    and no adjustment shall be made pursuant to this
                    Section 11(a)(ii).
                          (iii) In the event that there shall not be
                    available for such purpose under applicable law
                    sufficient treasury shares or authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) and the Rights become so exercisable, notwithstanding any other provision of this Agreement, to the extent necessary and permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, each Right shall thereafter represent the right to receive, upon exercise thereof
                    at the then current Purchase Price in accordance with
                    the terms of this Agreement, a number of shares of (x) Common Stock (up to the maximum number of shares of
                    Common Stock which may permissibly be issued using the allocation procedure specified in the second sentence of Section 11(k)) and (y) other shares or fractions of shares (to the extent available for such purposes under applicable law) equal in the aggregate to the number of Adjustment Shares where the Board of Directors of the Company shall have deemed such other shares or fractions of shares to have at least the same economic value as the Common Stock (a "common stock equivalent"); provided, however,
                                  --------  ------- if there are
                    unavailable sufficient shares of Common Stock and/or common stock equivalents, then the Company shall, to the extent permitted by applicable law and any such agreements in effect on the date hereof to which it is a party, take all such action as may be necessary and permissible under applicable law to authorize additional shares of Common Stock or common stock equivalents for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; and
                                                                        ---
                    provided, further, that the Company shall issue no
                    --------  -------
                    common stock equivalent upon exercise of the Rights
                    until the Company has first issued all authorized and unreserved shares of Common Stock available under applicable law for exercise of the Rights; and
                                                               ---
                    provided, further, that if the Company is unable to
                    --------  -------
                    cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise in full of the Rights, then each Right shall thereafter represent the right to receive the Adjusted Number of Common Sha res upon exercise at the Adjusted Purchase Price (as such terms are hereinafter defined).
                    As used herein, the term Adjusted Number of Common
                    Shares shall be equal to that number of shares of Common Stock (and/or shares of common stock equivalents) equal to the product of (x) the number of Adjustment
                    Shares and (y) a fraction, the numerator of which is the number of shares of Common Stock (and/or shares of common stock equivalents) available for issuance upon exercise of the Rights and the denominator of which is the aggregate number of Adjustment Shares otherwise issuable upon exercise in full of all Rights (assuming there were sufficient shares of Common Stock available) (such fraction being referred to as the "Proration Factor"). The Adjusted Purchase Price shall mean the product of the Purchase Price and the Proration Factor. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock and common stock equivalents upon exercise of the Rights among holders of Rights.
                    (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same or more favorable rights, privileges and preferences as the Common Stock ("equivalent common stock")) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or per share of equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the current market price (as defined in Section 11(d)) per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
                        (c) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants

(excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Common Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one share of Common Stock, and the denominator of which shall be the current market price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.
                        (d) For the purpose of any computation hereunder, other than in Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however,
                    -------- ------- that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on The New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined reasonably and with good faith by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent. The term, "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.
                        (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however,
--------  -------  that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                        (f) If as a result of any provision of Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 11(a), (b), (c), (e), (g),
(h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Common Stock shall apply on like terms to any such other shares.
                        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
                        (h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the
                                     43
right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten thousandth) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
                        (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. If Rights Certificates have been issued, the Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number or Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.
                        (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.
                         (k)   Before taking any action that would cause an
adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received

                         (l)   In any case in which this Section 11 shall
require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however,
                                          --------  -------  that the Company
shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
                        (m) Anything to the contrary in this Section 11 notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any shares of Common Stock at less than the current market price, issuance wholly for cash or shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.
                        (n) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by
Section 13.
                        (o) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of or in addition to making any adjustment to the Purchase Price, the number of shares of Common Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Sections 11(a)(i), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments to the Rights as the Board of Directors (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Directors in adopting this Agreement.

                Section 12.  Certificate of Adjusted Purchase Price or Number
                             ------------------------------------------------
of Shares.
---------- Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with the transfer agent for the Common Stock a copy of such certificate and (c) provide a brief summary of the adjustment to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Stock) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificates and on any adjustment therein contained.
                Section 13.  Consolidation, Merger or Sale or Transfer of
                             --------------------------------------------
Assets or Earning Power.
------------------------
                     (a) Subject to Section 24, in the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting

Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, subject to
Section 7(e), shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of freely tradable Common Stock of the Principal Party (as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (l) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable (or, if an event under Section 11(a)(ii) has occurred previously, multiplying the number of shares of Common Stock for which a Right was exercisable immediately prior to such Section 11(a)(ii) event by the Purchase Price in effect immediately prior to such event) and dividing that product by (2) 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

                     (b)   "Principal Party" shall mean
                           (i)   in the case of any transaction described
                     in (x) or (y) of the first sentence of this Section 13, the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation (including, if applicable, the Company, if it is the surviving corporation); and
                           (ii) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however,
                                                       --------  -------
                     that in any such case, (l) if the Common Stock of such Person is not at such time and has not been continu-ously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary or Affiliate of another Person, "Principal Party" shall refer to such other Person; (2) in case such Person is a subsidiary, directly or indirectly, or Affiliate of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in
                     (l) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this
                     Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.
                     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the

Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will
                         (i)   prepare and file a registration
                     statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use
                     its best efforts to cause such registration statement
                     to remain effective (with a prospectus at all times meeting the requirements of the Act) until the
                     Expiration Date;
                         (ii)   use its best efforts to qualify or
                     register the Rights and the securities purchasable
                     upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and
                         (iii)  deliver to holders of the Rights
                     historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 under the Exchange Act.
The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under
Section 11(a)(ii) and shall survive any exercise thereunder.
                     Section 14.  Additional Covenants.
                                  ---------------------
                        (a) After the Stock Acquisition Date, unless the Rights have been redeemed pursuant to Section 24, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or
(iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any provisions of the articles of incorporation (charter) or code of regulations (by-laws) of the Company or any other Person or any rights, warrants or other instruments of the Company or any other Person outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.
                        (b) The Company covenants and agrees that, after the Stock Acquisition Date, it will not, except as permitted by Section 24, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
                Section 15.  Fractional Rights and Fractional Shares.
                             ----------------------------------------
                        (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company shall be used and shall be binding on the Rights Agent and the holders of the Rights.
                       (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the

Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 15(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.
                      (c) Following the occurrence of an event giving rise to the right under Section 11(a)(ii) to receive common stock equivalents or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such common stock equivalent or other securities. For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common Stock equivalent shall have the value of a share of Common Stock.
                      (d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.
                   Section 16.  Rights of Action.
                                -----------------   All rights of action in
respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.
                Section 17.  Agreement of Rights.
                             --------------------  Every holder of a Right by
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
                        (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
                        (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
                        (c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
                Section 18.  Rights Certificate Holder Not Deemed a
                             ---------------------------------------
Shareholder.
------------ No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in
Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.
                Section 19.  Concerning the Rights Agent.
                             ----------------------------  The Company agrees
to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.
                The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it, after proper inquiry or examination, to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
                Section 20.  Merger or Consolidation or Change of Name of
                             --------------------------------------------
Rights Agent.
------------- Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates in this Agreement.
                In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.
                Section 21.  Duties of Rights Agent.
                             -----------------------  The Rights Agent
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                        (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
                        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Executive Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.
                        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
                        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or Common Stock pursuant to the provisions of Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.
                        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
                         (g)   The Rights Agent is hereby authorized and
directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the President, any Executive Vice President, the Secretary, any Assistant Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
                        (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
                         (i)   The Rights Agent may execute and exercise any
of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                          (j)   No provision of this Agreement shall require
the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
                          (k)   If, with respect to any Rights Certificate
surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause l and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.
                 Section 22.  Change of Rights Agent.
                              -----------------------  The Rights Agent or any
successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and, following the Distribution Date, to holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the States of Ohio, New York or New Jersey or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio, New York or New Jersey, in good standing, having an office in the State of Ohio, the State of New York or the State of New Jersey, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appoint- ment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
                Section 23.  Issuance of New Rights Certificates.
                             ------------------------------------
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.
                Section 24.  Redemption and Termination.
                             ---------------------------
                     (a) (i) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the earlier of
(x) the tenth Business Day after the Stock Acquisition Date or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per whole Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                            (ii)   In addition, the Board of Directors of
the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the tenth Business Day after the Stock Acquisition Date but prior to any event described in Section 13(a) following the occurrence of an event set forth in, and the expiration of any period during which the holders of Rights may exercise the rights under,
Section 11(a)(ii) if and for as long as the Acquiring Person is not thereafter the Beneficial Owner of 20% or more of the outstanding shares of Common Stock, and at the time of redemption there are no other persons who are Acquiring Persons.
                     (b)   In the case of a redemption permitted under
Section 24(a)(i), immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights (notwithstanding any other provision of this Agreement) shall be to receive the Redemption Price. In the case of a redemption permitted only under Section 24(a)(ii), evidence of which shall have been filed with the Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only upon the later of (A) ten Business Days following the giving of notice of such redemption to the holders of such Rights and (B) the expiration of any period during which the rights under section 11(a)(ii) may be exercised. Within ten days after the action of the Board of Directors ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.
                Notwithstanding the foregoing, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights

Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights and Rights Certificates shall be null and void without any further action by the Company.
              Section 25.  Notice of Certain Events.
                           -------------------------  In case the Company
shall propose, at any time after the Distribution Date,(a) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) or (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the

Company shall give to each holder of a Rights Certificate, in accordance with
Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.
                In case an event giving rise to the rights under Section 11(a)(ii) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Stock), in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.
                Section 26.  Notices.
                             --------  Notices or demands authorized by this
Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
                     Ohio Casualty Corporation
                     136 North Third Street
                     Hamilton, Ohio 45025

                     Attention:  President

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate (or, prior to the Distribution Date, the holder of any Common Stock certificate) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
                      First Chicago Trust Company of New York
                      Suite 4660
                      525 Washington Blvd.
                      Jersey City, New Jersey 07310

                      Attention:  Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
                Section 27.  Supplements and Amendments.
                             ---------------------------  The Company and the
Rights Agent may from time to time supplement or amend this Agreement without approval of any holders of the Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to change or supplement the provisions hereunder which the Company may deem necessary or desirable or (iv) following the Distribution Date, to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the threshold set forth in

Section 1(a) hereof from 20% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries, any entity holding Common Stock of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or any other Person who is exempted from being an Acquiring Person) and (ii) 10%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.
                Section 28.  Determination and Actions by the Board of
                             -----------------------------------------
Directors, etc.
--------------- For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made (except as otherwise provided in this Agreement) in accordance with the last sentence of Rule 13d-3(d)(l)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administra-tion of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and the Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights or the Rights Certificates.
                Section 29.  Successors.
                             -----------  All the covenants and provisions of
this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
                Section 30.  Benefits of this Agreement.
                             ---------------------------  Nothing in this
Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Stock).
                Section 31.  Severability.
                             -------------  If any term, provision, covenant
or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                Section 32.  Governing Law.
                             --------------  This Agreement, each Right and
each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

               Section 33.  Counterparts.
                            -------------  This Agreement may be executed in
any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
                Section 34.  Descriptive Headings.
                             ---------------------  Descriptive headings of
the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                        OHIO CASUALTY CORPORATION


/s/ Howard L. Sloneker III                     By /s/ Lauren N. Patch
-----------------------------                  ---------------------------
Name:  Howard L. Sloneker III                  Name:  Lauren N. Patch
Title: Secretary                               Title: President and Chief
                                                      Executive Officer


Attest:                                        FIRST CHICAGO TRUST COMPANY
                                               OF NEW YORK


/s/ David Cohn                                 By /s/ Joanne Gorostiola
------------------------------                 ---------------------------
Name:  David Cohn                              Name:  Joanne Gorostiola
Title: Operations Officer                      Title: Assistant Vice President

                                                                     Exhibit A
                                                                     ---------
                           [Form of Rights Certificate]

Certificate No. R-                                                      Rights
                                                               --------

              NOT EXERCISABLE AFTER DECEMBER 15, 2009, OR
              EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE MAY BECOME VOID TO THE EXTENT PROVIDED BY, AND UNDER CERTAIN CIRCUMSTANCES AS SPECIFIED IN, SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                            Rights Certificate

                        Ohio Casualty Corporation

              This certifies that                          , or registered
                                  -------------------------
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of February 19, 1998 (the "Rights Agreement"), between Ohio Casualty Corporation, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), to purchase from

--------------------------
*The portion of the legend in brackets shall be inserted only if applicable.

the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. New York City, New York time on December 15, 2009, at the office of the Rights Agent in New York City, New York, one fully paid, non-assessable common share, par value Twelve and One-Half Cents ($ .125) per share (the "Common Stock"), of the Company, at a purchase price of $250.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 19, 1998, based on the Common Stock as constituted at such date.
              As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.
              This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company, and the Company will mail to the holder a copy of the Rights Agreement within five days of a written request therefor.
              This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exercised for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock or other securities as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights

Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.
              Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right (subject to adjustment in accordance with the Rights Agreement). Subject to the provisions of the Rights Agreement, the Company, at its option, may elect to mail payment of the redemption price of $0.01 per Right (subject to adjustment) to the registered holder of the Right at the time of redemption, in which event this Certificate shall become void without any further action by the Company.
              No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
              No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the

Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
              This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent. WITNESS the facsimile signature of the proper officers of the
Company.  Dated as of                .
                      ---------------

ATTEST:                                       OHIO CASUALTY CORPORATION



                                              By
Name:                                         Name:
Title:                                        Title:


Countersigned:

[Rights Agent]



Name:
Title:

                   [Form of Reverse Side of Rights Certificate]

                                FORM OF ASSIGNMENT
                                ------------------


                  (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED
                   ======================================================
hereby sell, assigns and transfers unto
                                        ---------------------------------

-------------------------------------------------------------------------
                 (Please print name and address of transferee)
-------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                    -------------------------
Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:                    , 19
       -------------------    ---


                                                   -------------------------
Signature

Signature Guaranteed:

                                  Certificate
                                  -----------

The undersigned hereby certifies by checking the appropriate boxes that:
              (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
              (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                   , 19
       ------------------    ---              ------------------------------
                                              Signature


                                   NOTICE
                                   ------

              The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                (To be executed if holder desires to exercise the
                 Rights Certificate pursuant to Section 11(a)(ii)
                            of the Rights Agreement.)

To OHIO CASUALTY CORPORATION:

                 The undersigned hereby irrevocably elects to exercise

------------
             Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

------------------------------------------------------------------------------
            (Please insert social security or other identifying number)


------------------------------------------------------------------------------
                        (Please print name and address)

------------------------------------------------------------------------------

              The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

------------------------------------------------------------------------------
            Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

------------------------------------------------------------------------------
                        (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                     , 19
       --------------------    ---

                                                  ---------------------------
                                                  Signature
Signature Guaranteed:

                                   Certificate
                                   -----------


The undersigned hereby certifies by checking the appropriate boxes that:
              (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
              (2) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
              (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:             , 19                            --------------------------
       ------------    ---                         Signature

                                    NOTICE
                                    ------

                The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                  (To be executed if holder desires to exercise the
                      Rights Certificate other than pursuant to
                      Section 11(a)(ii) of the Rights Agreement.)

To OHIO CASUALTY CORPORATION:

              The undersigned hereby irrevocably elects to exercise
                Rights represented by this Rights Certificate to purchase the
--------------
shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

------------------------------------------------------------------------------
           (Please insert social security or other identifying number)

------------------------------------------------------------------------------
                        (Please print name and address)

------------------------------------------------------------------------------

              The Rights Certificate indicating the balance, if any, of such Rights which may still be exercised pursuant to Section 11(a)(ii) of the Rights Agreement shall be returned to the undersigned unless such person requests that the Rights Certificate be registered in the name of and delivered to:

------------------------------------------------------------------------------
            Please insert social security or other identifying number (complete only if Rights Certificate is to be registered in a name other than the undersigned)

------------------------------------------------------------------------------
                        (Please print name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

Dated:                  , 19
       -----------------    ---

                                                   ---------------------------
                                                   Signature
Signature Guaranteed:

                                    Certificate
                                    -----------


              The undersigned hereby certifies by checking the appropriate boxes that:
              (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);
              (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:               , 19                          -------------------------
      ---------------    ---                       Signature


                                     NOTICE
                                     ------

              The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit B
                                                                    ---------

                        SUMMARY OF RIGHTS TO PURCHASE
                                 COMMON STOCK


              On December 15, 1989, the Board of Directors of Ohio Casualty Corporation (the "Company") declared a dividend distribution of one Right for each outstanding common share, par value twelve and one-half cents ($0.125) per share (the "Common Stock"), of the Company to shareholders of record at the close of business on December 29, 1989 (the "Record Date"). Each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at the Purchase Price per share, subject to adjustment. In connection with a two-for-one stock split distributed to shareholders on or about April 22, 1994, the Purchase Price of each whole Right was reduced from $150 per share to $75 per share and the number of Rights associated with each outstanding share of Common Stock was reduced from one Right to one-half (1/2) of one Right. The Rights were issued upon the terms and subject to the conditions set forth in a Rights Agreement, dated as of December 15, 1989, as amended and supplemented on February 20, 1990, October 17, 1990, April 1, 1994 and June 8, 1995, between the Company and First Chicago Trust Company of New York (the "Rights Agent")(as successor rights agent to Mellon Bank, N.A.) (the "Prior Rights Agreement").

              On February 19, 1998, the Board of Directors of the Company adopted amendments to the Prior Rights Agreement, which are incorporated in an Amended and Restated Rights Agreement (the "Rights Agreement") dated as of February 19, 1998, between the Company and the Rights Agent, which supersedes the Prior Rights Agreement. The following summary of the Rights is qualified in its entirety by reference to the Rights Agreement.

              As of the date of this Summary, there is associated with each outstanding share of Common Stock one-half of one Right. Except as set forth below, each whole Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $250.00 per share, subject to adjustment.

              The Rights (or fractional Rights) are attached to all Common Stock certificates representing outstanding shares, and no separate Right certificates have been distributed. Until the earlier to occur of (i) the close of business on the tenth Business Day after the first date of a public announcement (the "Stock Acquisition Date") that, without the prior approval of the Company's Board of Directors, a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company or (ii) the close of business on the tenth Business Day (or such later date and time as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of related persons becoming an Acquiring Person (the earlier of (i) and (ii) above being called the "Distribution Date"), the Rights will be evidenced by the Common Stock certificates and not by separate Right certificates.

              The following persons are excluded from the definition of Acquiring Person: the Company or any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary or any entity holding shares of Common Stock organized, appointed or established by the Company or any subsidiary for or pursuant to any such plan, and Joseph L. Marcum and any Affiliate or Associate of Joseph L. Marcum. No person shall become an Acquiring Person as the result of an acquisition of Common Stock by the Company or as a result of having received Common Stock through a gift, bequest, inheritance or by operation of law upon the death of an individual; provided, however, that if a Person becomes the beneficial owner of 20% or more of the shares of Common Stock of the Company by reason of shares purchased by the Company or any such gift, bequest or inheritance and, after such time, becomes the beneficial owner of additional shares while such Person is a beneficial owner of 20% or more of the shares of Common Stock then outstanding, then such person will be deemed to be an Acquiring Person (unless such acquisition has been approved by the Board of Directors). The Rights Agreement provides that, in the event a person shall become an Acquiring Person inadvertently, and such person divests as promptly as practicable a sufficient number of shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed an Acquiring Person. The Rights Plan also provides that neither

First Financial Bancorp., Hamilton, Ohio, nor any officer, director, employee, Affiliate or Associate of First National Bancorp. shall be deemed for purposes of the Rights Agreement a beneficial owner of Common Stock which is held by First Financial Bancorp. or its Affiliates in a fiduciary or custodial capacity, other than shares as to which any such excluded person has an actual ownership interest.

              The Rights Agreement provides that, until the Distribution
Date, the Rights will be transferred with and only with Common Stock certificates. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock (with or without a Summary of Rights attached) will also constitute the transfer of the Rights (or fractional Rights) associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Stock as of the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

              The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) December 15, 2009, or (ii) the date of redemption by the Company as described below.

              The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the Common Stock at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash divi-dends out of earnings or retained earnings and dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above). In addition to or in lieu of any such adjustments, the Board of Directors has the authority to make such adjustments to the exercise price of the Rights, the number of shares of Common Stock eligible for purchase on exercise of each Right or the number of Rights outstanding as it deems appropriate in the circumstances and not inconsistent with the objectives of the Board in adopting the Rights Agreement.

              In the event that, following the Stock Acquisition Date, the Company is involved in a merger or consolidation (other than a merger or consolidation which would result in all of the voting power represented by the securities of the Company outstanding prior thereto continuing to represent all of the voting power of the surviving company and the holders of such securities not having changed as a result thereof), or 50% or more of the assets or earning power of the Company and its subsidiaries are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a whole Right shall thereafter have the right to receive (unless the Rights have been redeemed as described below) upon the exercise thereof at the then-current exercise price of the whole Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right (such right being called the "Merger Right").

              In the event that a person becomes an Acquiring Person, proper provision shall be made so that each holder of a whole Right will, for a 60-day period commencing on the eleventh Business Day after the Stock Acquisition Date (or for a period of 60 days following the effective date of the relevant registration statement), have the right to receive (unless the Rights have been redeemed as described below) upon exercise thereof at the then-current exercise price of the Right that number of shares of Common Stock of the Company having a market value of two times the exercise price of the Right, to the extent sufficient shares are legally available therefor, and then (after all legally available shares of Common Stock have been issued) a common stock equivalent (such as preferred stock, if then authorized and legally available therefor, or another equity security with at least the same economic value as the common), having a market value of two times the exercise price of the Right, with Common Stock to the extent available being issued first (such right being called the "Subscription Right"). If the Company is unable to cause sufficient shares of Common Stock and/or common stock equivalents to be available for issuance upon exercise of the Rights, each Right shall thereafter represent the right to receive an adjusted number of shares of Common Stock and/or common stock equivalents at an adjusted purchase price, such adjustments to be made in accordance with the Rights Agreement. The holder of a Right will continue to have the Merger Right whether or not such holder exercises the Subscription Right.

              Upon the occurrence of any of the events giving rise to the exercisability of the Subscription Right or the Merger Right, any Rights (including fractional Rights) that are or were beneficially owned by an Acquiring Person on or after the earlier of the Distribution Date or the Stock Acquisition Date shall become void insofar as they relate to the Subscription Right or the Merger Right and any holder of such Rights will have no right to exercise such Rights insofar as they relate to the Subscription Right or the Merger Right.

              With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

              At any time prior to the earlier to occur of (i) the close of business on the tenth Business Day after the Stock Acquisition Date or (ii) the close of business on the date of expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per whole Right, subject to adjustment (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors of the Company. Additionally, the Company may thereafter redeem the then-outstanding Rights in whole, but not in part, at the Redemption Price following an event giving rise to, and the expiration of the exercise period for, the Subscription Right if and for as long as no person beneficially owns 20% or more of the outstanding shares of Common Stock of the Company. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

              The terms of the Rights may be amended by the Company and the Rights Agent without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding shares of Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after the Distribution Date, no such amendment may adversely affect the interests of the holders of the Rights.

              Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

              A copy of the Rights Agreement has been filed with the Securities and Exchange Commission (the "Commission") as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and all amendments and supplements thereto, which documents are incorporated herein by reference.